CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No.7 to the registration statement on Form S-1 (the "Registration Statement") of our report dated March 21, 1997, relating to the consolidated financial statements of Pruco Life Insurance Company and Subsidiaries, which appears in such Prospectus.

We also consent to the application of our report to the Financial Statement Schedules of Pruco Life Insurance Company and Subsidiaries for the year ended December 31, 1996 listed under item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included these schedules.

We also consent to the reference to us under the heading "Experts" in the Prospectus.


/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP

1177 Avenue of the Americas
New York, New York 10036

April 24, 1997


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